EXHIBIT 4.2
     THIS SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of JUNE 27, 2007, by and among the parties listed on Schedule A hereto (each a “Surviving Guarantor” and collectively, the “Surviving Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”). RECITALS
     WHEREAS, in connection with the mergers of certain Guarantors (each a “Merged Guarantor” as listed on Schedule B hereto) with and into the Surviving Guarantors appearing next to such Merged Guarantors on Schedule B hereto, each of the Surviving Guarantors is executing and delivering this Sixteenth Supplemental Indenture to affirm its obligations under the Indenture (as defined on Exhibit A attached hereto) pursuant to Section 5.01 thereof; and
     WHEREAS, the consent of Holders to the execution and delivery of this Sixteenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Sixteenth Supplemental Indenture have been taken.
     NOW, THEREFORE IT IS AGREED:
     Section 1. Definitions. Capitalized terms used in this Sixteenth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.
     Section 2. Joinder. Each Surviving Guarantor agrees that by its entering into this Sixteenth Supplemental Indenture, such Surviving Guarantor hereby ratifies, approves and confirms in all respects its obligations under the Original Indenture both in its own capacity and as successor to its respective Merged Guarantor.
     Section 3. Ratification of Indenture. This Sixteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 5. Successors and Assigns. All covenants and agreements in this Sixteenth Supplemental Indenture by each Surviving Guarantor shall bind each such Surviving Guarantor’s successors and assigns, whether so expressed or not.
     Section 6. Separability Clause. In case any one or more of the provisions contained in this Sixteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 7. Governing Law. This Sixteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Sixteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Sixteenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     Section 8. Counterparts. This Sixteenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     Section 9. Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture.
     IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date first above written.

THE SURVIVING GUARANTORS NAMED ON SCHEDULE A HERETO, as Guarantors
By:	JOSEPH R. SICREE
	Name:	Joseph R. Sicree
	Title:	Designated Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	GEORGE N. REAVES

Name:	GEORGE N. REAVES

Title:	VICE PRESIDENT

SCHEDULE A

Surviving Guarantor
1. Toll Austin TX LLC
2. Toll Dallas TX LLC
3. Toll San Antonio TX LLC
SCHEDULE B

Merged Guarantor	Surviving Guarantor
Lakeway Hills Properties, L.P.	Toll Austin TX LLC
Toll TX II, L.P.	Toll Austin TX LLC
Mallard Lakes, L.P.	Toll Dallas TX LLC
Southlake Woods, L.P.	Toll Dallas TX LLC
Toll TX, L.P.	Toll Dallas TX LLC
Toll TX III, L.P.	Toll Dallas TX LLC
Toll TX IV L.P.	Toll Dallas TX LLC
Toll TX V L.P.	Toll Dallas TX LLC
Wichita Chase, L.P.	Toll Dallas TX LLC
Toll TX VI L.P.	Toll San Antonio TX LLC

EXHIBIT A
For purposes of this Sixteenth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture dated as of November 22, 2002 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the “6.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture dated May 1, 2003 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the “5.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated January 26, 2004 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated March 1, 2004 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the “4.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture dated September 20, 2004 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee; (ix) the Sixth Supplemental Indenture, dated as of October 28, 2004 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee; (x) the Seventh Supplemental Indenture, dated as of October 31, 2004 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xi) the Eighth Supplemental Indenture, dated as of January 31, 2005 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xii) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.15% Senior Notes due 2015 (the “5.15% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 26, 2005; (xiii) the Ninth Supplemental Indenture, dated as of June 6, 2005 (the “Ninth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xiv) the Tenth Supplemental Indenture, dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xv) the Eleventh Supplemental Indenture, dated as of January 31, 2006 (the “Eleventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xvi) the Twelfth Supplemental Indenture, dated as of April 30, 2006 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xvii) the Thirteenth Supplemental Indenture, dated as of July 31, 2006 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xviii) the Fourteenth Supplemental Indenture, dated as of October 31, 2006 (the “Fourteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; and (xix) the Fifteenth Supplemental Indenture, dated as of June 25, 2007 (the “Fifteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Sixteenth Supplemental Indenture) and/or amended.